EXHIBIT 10.10
                      EMPLOYMENT AGREEMENT
                      --------------------

     THIS AGREEMENT, dated as of ___________, 1996, by and between Realty Income Corporation, a Delaware corporation (the
"Company"), and __________________, an individual residing in the county of San Diego, state of California (the "Employee").

     1. Term. The Company hereby employs the Employee for an indefinite term commencing on the date hereof and continuing until this Agreement is terminated by either party as provided hereinafter in Paragraph 10 (such period being hereinafter sometimes referred to as the "term of this Agreement"). The Employee accepts such employment and agrees to perform the services specified herein, all upon the terms and conditions hereinafter set forth.

     2. Duties. The Employee shall perform such management and administrative duties as are from time-to-time assigned to him by the Company. If the Employee is elected an officer of the Company during the term of this Agreement, the Employee will serve in such capacity without further compensation. The Employee also agrees to perform, without additional compensation, such other services for the Company and for any subsidiary or affiliated corporations of the Company or for any partnerships in which the Company has an interest, as the Board of Directors of the Company shall from time-to-time specify.

     3. Extent of Services. During the term of this Agreement, the Employee shall devote his full time, attention and energy to the business of the Company and, except as may be specifically permitted by the Board of Directors in writing, shall not be engaged in any other business activity which would interfere with the performance of his duties hereunder or be competitive with the business of the Company. The foregoing restrictions shall not be construed as preventing the Employee from making passive investments in other businesses or enterprises; provided, however, that such other investments will not require services on the part of the Employee which would in any manner impair the performance of his duties under this Agreement, and provided further that such other businesses or enterprises are not engaged in any business competitive to the business of the Company.

     4. Salary. During the term of this Agreement, as compensation for the proper and satisfactory performance of all duties to be performed by Employee hereunder, the Company shall

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pay to the Employee base salary of no less than
_____________________________ ($________________) per year less required deductions for state and federal withholding tax, social security and all other required employee taxes and payroll deductions. From time-to-time during the term of this Agreement, the amount of the Employee's base salary may be increased by and at the sole discretion of the Company. The base salary shall be payable in installments in accordance with regular payroll policies of the Company in effect from time-to-time during the term of this Agreement.

     5. Annual Incentive Plan. The Employee shall participate in the Management Incentive Plan of the Company as the same shall be adopted and amended from time to time by the Compensation
Committee of the Board of Directors.

     6. Medical Insurance; Benefit Plans. During the term of this Agreement, the Employee shall be entitled to participate, on the same terms as are applied to all other employees, in any group medical insurance plan, qualified pension or profit sharing plan or any other employee benefit plan from time-to-time maintained by the Company.

     7. Expenses. During the term of this Agreement, the Company shall pay to or reimburse the Employee, upon submission of an appropriate statement by him documenting such expenses as required by the Internal Revenue Code, for all out-of-pocket expenses for entertainment, travel, meals, hotel accommodations and the like reasonably incurred by him in the course of his employment hereunder.

     8. Vacation. The Employee shall be entitled to an annual vacation in accordance with the Company's Employee Handbook, as the same may be amended from time to time. Such vacation shall be scheduled at such time as the Employee may choose, but shall be timed in such manner as to avoid interference with the necessary performance of his duties hereunder. Unused vacation time shall accrue from year-to-year subject to the limitations on carryover of vacation set forth in the Company's Employee Handbook, as the same may be amended from time to time.

     9. Sick/Personal Leave. The Employee shall be entitled to sick/personal leave in accordance with the Company's Employee
Handbook, as the same may be amended from time to time.

     10.  Termination.

          a. Death or Permanent Disability. In the event that the Employee dies or is physically or mentally unable to perform substantially all of his duties hereunder, then this Agreement shall terminate upon the Employee's death or disability, and

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(with the exception of any life or disability insurance benefits to which the Employee may be entitled) the Company shall have no further obligation hereunder to the Employee or his spouse or estate except to pay to the Employee (in the event of his disability) or the Employee's spouse if she should survive him, or to the Employee's estate if his spouse shall not survive him, the amount of the Employee's base salary, and vacation, if any, accrued to the date of his death or disability.

          b. Termination by the Company. This Agreement may be terminated by the Company without cause at any time upon written notice to the Employee, provided that the Company shall (i) pay to the Employee an amount equal to __________ (___) months' base salary under this Agreement (payable in __________ (___) biweekly installments), (ii) pay any accrued vacation pay to which the Employee may be entitled hereunder prorated through the date of termination, (iii) continue to provide Employee with group medical insurance at the Company's expense for a period of ___________ (___) months from the date of termination or until Employee becomes covered under another group medical insurance plan, whichever occurs first. In the event this Agreement is terminated by the Company pursuant to this Paragraph 10(b), such termination shall be upon the terms of, and the Company and the Employee shall execute, the Severance Agreement and General Release in the form of Exhibit A, attached hereto and incorporated herein by reference. In the event this Agreement is terminated by the Company as a result of a Change in Control, the number of months of base salary payable to the Employee and the number of months of insurance coverage to be provided for the Employee shall each be increased by fifty percent. For the purpose of this Paragraph 10(b), "Change in Control" shall mean the acquisition of shares of the Company's Common Stock by any person, entity or group in a transaction or series of transactions, resulting in the beneficial ownership of more than thirty percent of the outstanding Common Stock of the Company; a merger consolidation or sale of substantially all the assets of the Company; a contested election of directors of the Company resulting in a majority of the nominees recommended by the Board of Directors of the Company not being elected; a change in composition within a sixty-day period of a majority of the Company's Board of Directors; or any other event which results in a change of voting power sufficient to elect a majority of the Board of Directors of the Company.

          c. Termination by the Employee. This Agreement may be terminated by the Employee without cause at any time upon two (2) weeks' written notice to the Company.

          d. Limitations on Severance Compensation. The foregoing notwithstanding, (i) the total amount of payments to be made pursuant to Paragraphs 10(a), 10(b), or 10(c), above, shall

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not exceed the equivalent of twice the Employee's annual
compensation during the year immediately preceding the termination of his service; and (ii) all payments to be made to the Employee pursuant to Paragraphs 10(a), 10(b), or 10(c), above, shall be completed within twenty-four (24) months after the termination of the Employee's service.

          e. Failure to Perform. Notwithstanding any other provision of this Agreement, if the Employee shall be discharged by the Company for cause, then this Agreement shall automatically terminate (except for the provisions of Paragraphs 12 and 13, which shall continue in effect), and upon such termination, the Company shall have no further obligation to the Employee or his spouse or estate, except that the Company shall pay to the Employee, the amount of his base salary and vacation pay accrued to the date of such termination. For the purpose of this Agreement, a discharge for cause shall mean a discharge resulting from a determination by the Company that the Employee (i) has been convicted of a crime involving fraud, theft or embezzlement or of any other crime involving morale turpitude, (ii) has persistently failed or refused to follow written policies or directives established by the Company, (iii) has persistently failed to attend to his duties, (iv) has committed acts amounting to gross negligence or willful misconduct to the detriment of the Company, or (v) has breached any material term or provision of this Agreement.

     11. Corporate Opportunity. The Employee acknowledges the value to the Company of his knowledge, contacts and working relationships involving the business of the Company. Employee agrees to utilize all of such capacities for the sole use and benefit of the Company and to first offer to the Company any and all of those opportunities which shall come to his knowledge which are within the area of business of the Company.

     12. Confidential Information. The Employee acknowledges that in the course of his employment with the Company, he will receive certain trade secrets, know-how, lists of customers, employee records and other confidential information and knowledge concerning the business of the Company (hereinafter collectively referred to as "information") which the Company desires to protect. The Employee understands that such information is confidential, and he agrees not to reveal such information to anyone outside the Company. The Employee further agrees that during the term of this Agreement and thereafter he will not use such information in competing with the Company. At such time as the Employee shall cease to be employed by the Company, he shall surrender to the Company all papers, documents, writings and other property produced by him or coming into his possession by or through his employment hereunder and relating to the information referred to in this section, and the Employee agrees

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that all such materials will at all times remain the property of the Company.

     13. Assignment of Proprietary Information. During the term of this Agreement, all patents, processes and other proprietary information developed by the Employee in the course of his employment shall be the sole and exclusive property of the Company. The Employee covenants and agrees to execute any documents or take any action necessary to effectively transfer any rights he may have in such proprietary information to the Company and to maintain the rights, interest and title of the Company in and to such information. Nothing herein shall be deemed to deny Employee the protection afforded by California Labor Code Section 2870.

     14. Indemnification. The Company shall indemnify Employee against liability pursuant to an Indemnity Agreement, to be executed concurrent herewith.

     15. Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed to have been delivered on the date personally delivered or on the date mailed, postage prepaid, by certified mail, return receipt requested, or telegraphed and confirmed if addressed to the respective parties as follows:

     If to the Employee:     ____________________________________
                             ____________________________________
                             ____________________________________

     If to the Company:      Realty Income Corporation
                             Attention:  Chief Executive Officer
                             220 West Crest Street
                             Escondido, California  92025-1707

     Either party hereto may designate a different address by providing written notice of such new address to the other party hereto as provided in this Paragraph 15.

     16. Specific Performance. The Employee acknowledges that a remedy at law for any breach or attempted breach of Paragraphs 12 and 13 of this Agreement will be inadequate, and therefore agrees that the Company shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach, and further agrees to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or any other equitable relief.

     17. Severability. In the event any term, phrase, clause, Paragraph, section, restriction, covenant or agreement contained in this Agreement shall be held to be invalid or unenforceable,

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the same shall be deemed, and it is hereby agreed that the same are meant to be several and shall not defeat or impair the remaining provisions hereof.

     18. Waiver. The waiver by the Company of any breach of any provision of this Agreement by the Employee shall not operate or be construed as a waiver of any subsequent or continuing breach of this Agreement by the Employee.

     19. Assignment. This Agreement may not be assigned by the Employee. Neither of the Employee nor his spouse or estate shall have any right to commute, encumber or dispose of any right to receive payments under this Agreement, it being agreed that such payments and the rights thereto are nonassignable and nontransferable.

     20.  Binding Effect.  Subject to the provisions of Paragraph
19, this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Employee's heirs and personal representatives, and the successors and assigns of the Company.

     21. Entire Agreement. This Agreement and the Indemnity Agreement referred to herein sets forth the entire agreement and understanding between the parties relating to the subject matter contained herein and supersedes all other agreements, oral or written, between the parties relating to such subject matter, including, but not limited to, any and all agreements between the parties concerning employment, compensation, or profit sharing.

     22. Amendment. This Agreement may be amended only by an instrument in writing executed by both parties hereto.

     23. Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of the State of California.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

REALTY INCOME CORPORATION             EMPLOYEE



By:  ____________________________     ___________________________








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                                                        EXHIBIT A
             SEVERANCE AGREEMENT AND GENERAL RELEASE
             ---------------------------------------

     This Severance Agreement and General Release is entered into as of ______, 19___, by and between Realty Income Corporation
(the "Company"), and ____________ (hereinafter "Employee").

     IN CONSIDERATION of the severance compensation as herein provided, to which Employee is not otherwise entitled, Employee does hereby unconditionally, irrevocably and absolutely release and discharge the Company, and its directors, officers, employees, shareholders, agents, successors and assigns and any related or subsidiary corporations or entities, from any and all loss, liability, claims, demands, causes of action, or suit of any type related directly or indirectly or in any way connected with Employee's termination of employment with the Company. This release includes, but is not limited to, any claims of employment discrimination arising under federal or state laws, including the Age Discrimination in Employment Act of 1967, as amended.

     IN FURTHER CONSIDERATION THEREOF, Employee irrevocably and absolutely agrees that he will not prosecute nor allow to be prosecuted on his behalf, in any administrative agency, whether federal or state, or in any court, whether federal or state, or before any arbitrator, any claim, demand or grievance of any type related to the matters released above, it being an intention of the parties that with the execution by Employee of this Release, the Company, and each of their officers, directors, employees, shareholders, agents, successors and assigns and all subsidiary and related corporations and entities will be absolutely, unconditionally and forever discharged of and from all obligations to or on behalf of Employee related in any way to his termination of employment with the Company.

     Employee shall receive the following severance compensation:

          a)  The total sum of ____________ ($________), payable
in __________(___) semi-monthly installments of ___________ ($_________), less appropriate payroll deductions, which payments shall commence on ___________, and continue at regular payroll intervals through ___________.

          b) Group medical insurance paid for by the Company through ___________, or until Employee becomes covered under another group medical insurance plan, whichever occurs first.

     Except as set forth herein, Employee shall not be entitled to any benefits as an employee or former employee of the Company.



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     As a condition of the foregoing payments and benefits,
Employee agrees to preserve the confidentiality of all trade secrets and other confidential information of the Company and each of their affiliates, and will not now or in the future disrupt, damage, impair or interfere with the business of the Company, or their affiliates, whether by way of interfering with or raiding their employees, disrupting their relationships with customers, agents, representatives or vendors or otherwise.

     Employee agrees to cooperate with the Company in accomplishing a smooth and orderly transition in the transfer of responsibilities of Employee to other employees of the Company, particularly including pending matters of which Employee has the principal knowledge and background information. In this regard, Employee agrees to respond in a timely fashion to the questions which may be presented occasionally by the Company. Such cooperation and responses shall not entitle Employee to any additional compensation beyond the severance compensation specified herein above, so long as such cooperation and responses do not unreasonably interfere with Employee's other gainful employment or efforts to secure gainful employment.

     Employee does expressly waive all of the benefits and rights granted to him pursuant to Civil Code Section 1542, which provides and reads as follows:

"A general release does not extend to claims which the creditor does not know of or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor."

     Employee does certify that he has read all of this Severance Agreement and General Release and the quoted Civil Code Section, and that he fully understands all of the same, and that he has been given the opportunity, if he desires, to review the terms of this Severance Agreement and General Release with counsel.

     Employee expressly declares and represents that no promise, inducement or agreement not herein expressed has been made to him and that this Severance Agreement and General Release contains the entire agreement between the parties, and that the terms hereof are contractual and not a mere recital.

     This Severance Agreement and General Release may be pleaded as a full and complete defense to, and may be used as the basis for an injunction against, any action, suit or other proceeding which may be prosecuted, instituted or attempted by Employee in breach hereof.

     Employee further agrees that in the event an action or proceeding is instituted by Employee or the Company or any party

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released hereby in order to enforce the terms or provisions hereof, the prevailing party shall be entitled to an award of reasonable costs and attorneys' fees.

     This Severance Agreement and General Release shall bind
Employee, his heirs, successors, agents, representatives and assigns, and each of them.

     This Severance Agreement and General Release shall inure to the benefit of the successors and assigns of the respective parties hereto.

     Employee acknowledges that he has been given twenty-one (21) days in which to consider the terms of the release provisions contained herein. The release contained herein shall not become effective or enforceable until seven (7) days after employee signs this release. Payment to employee of the sums provided under this Agreement shall commence seven (7) days after employee signs this release.

     IN WITNESS WHEREOF, the undersigned have executed this Severance Agreement and General Release as of the date first above written.


REALTY INCOME CORPORATION             EMPLOYEE



By:  ____________________________     ___________________________




















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